Exhibit 2.1










                            ASSET PURCHASE AGREEMENT

                                  by and among

                             ADVANCED PHOTONIX, INC.

                              SILICON SENSORS, INC.
                                  As Purchaser

                                       and

                             SILICON SENSORS, L.L.C.
                                    As Seller

                                       and

                         THE EQUITY OWNERS NAMED HEREIN













                             Dated: August 21, 2002


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          ASSET PURCHASE AGREEMENT (the "Agreement") dated as of August 21, 2002 by and among SILICON SENSORS, INC., a Delaware corporation (hereinafter referred to as the "Purchaser) with its principal offices located at 1240 Avenida Acaso, Camarillo, California 93012, ADVANCED PHOTONIX, INC., a Delaware corporation with its principal offices at 1240 Avenida Acaso, Camarillo, California 93012, SILICON SENSORS, L.L.C., a Wisconsin limited liability company (hereinafter referred to as "Seller") with its principal offices located at 305 County Road YZ, Dodgeville, Wisconsin 53533 and the "EQUITY OWNERS" (as hereinafter defined) of the Seller.

                                R E C I T A L S:

          A. Seller is in the business of the development, manufacture and distribution of optoelectronic semiconductor based components, hybrid assemblies and other proprietary solid state light and radiation detection devices.

          B. Seller desires to sell its assets and business to Purchaser and Purchaser desires to purchase both assets and business from Seller on the terms and conditions herein set forth.

          Therefore, in consideration of the provisions and mutual covenants contained herein, the Parties hereto hereby agree as follows:

     1.   DEFINITIONS.

     1.1 Defined Terms.
     ------------------
          As used in this Agreement, the following terms have the meanings set forth in Schedule 1.1.

          1.2 Other Definitional Provisions; Interpretation.

              1.2.1 Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other agreement, instrument or document made or delivered pursuant hereto.

              1.2.2 The phrase "to the knowledge of the Seller" shall mean that either Jack McCook or Paul Ludwig has actual knowledge of the matter referred to.

              1.2.3 References of the Seller' "receipt of notice" or "receipt of notification" shall be limited to receipt of written notices or notifications.

              1.2.4 The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

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              1.2.5 The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

              1.2.6 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2.   PURCHASE AND SALE OF THE ACQUIRED ASSETS.

     2.1 Purchase and Sale.
     ----------------------
          Seller agrees to sell, assign, transfer and convey the Acquired Assets to Purchaser or its assigns at the Closing. In consideration therefore, Purchaser agrees to pay the Purchase Price as follows:

          (i)  to pay the Cash Consideration at Closing as follows:

               (a) to the Escrow Agent to hold in escrow pursuant to Section 3 hereof, the amount of the Escrow Fund by check or wire transfer;

               (b) to the Lender, the amount certified by the Lender pursuant to Section 7.6 as being necessary to satisfy all of the Seller's obligations to the Lender; and

               (c) to the Seller, the balance of the Cash Consideration by check or wire transfer; and

          (ii) to deliver to the Seller the Stock Consideration computed in accordance with Section 2.2 hereof.

     2.2 The Stock Consideration.
     ----------------------------
              2.2.1 The amount of the Stock Consideration shall be Two Hundred
                    Twenty-Five Thousand ($225,000.00) Dollars. Except as described in this Section, the Stock Consideration shall be paid by Purchaser delivering to Seller at Closing the number of shares of API Stock as is computed by dividing $225,000 by the API Stock Price; provided, however, that in the event the API Stock price is less than seventy-five ($0.75) cents, the Purchaser shall have the option to pay the Stock Consideration in cash, and in the event the API Stock Price is greater than one dollar and twenty-five ($1.25) cents, the Seller shall have the option to receive the Stock Consideration in cash. In either such case, Purchaser or Seller, as the case may be, must exercise such option to substitute a cash payment by notice delivered by e-mail or fax to the other party in accordance with Section 14.2 hereof not later than 1:00 p.m. New York City time on the day prior to the Closing Date. In the event the Stock Consideration is to be made in cash, such cash shall be delivered by Purchaser to Seller at Closing by check or wire transfer. Seller understands that the certificates representing the Shares will bear a legend noting these restrictions on resale.

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              2.2.2 In the event that on the first anniversary of the Effective
                    Date (the "Anniversary") the Seller is unable to sell the Shares pursuant to Rule 144 (subject to the manner of sale and volume limitation requirements of Rule 144) because API has failed to make timely filing of such reports with the Securities and Exchange Commission as are required to make Rule 144 available for such sales, Seller (or the Equity Owners, as successors to Seller) shall have a one-time option to put all the Shares of API to API at a price equal to the numerical average of the closing price of the API stock on the American Stock Exchange (or other exchange which is the primary listing for the API stock) on the last ten (10) days on which the API stock was traded on such exchange properly endorsed. Such option shall be exercisable by the Seller (or all the Equity Owners) delivering a written notice of such exercise within thirty (30) days after the Anniversary. API agrees to accept delivery of the properly endorsed certificates representing the Shares and to make payment therefor at its offices on a date (which shall be not less than 10 nor more than 30 days from the giving of such notice) specified in such notice.

              2.2.3 API agrees that it will bear the expense of obtaining any opinions of counsel necessary for APIs transfer agent to effect sales by Seller or the Equity Owners under Rule 144.

     2.3 Adjustment of the Purchase Price.
     -------------------------------------
          The Purchase Price shall be subject to adjustment by the amount (the "Adjustment Amount") that the Net Working Capital of Seller increases or decreases between July 31, 2002 and the Closing. Promptly after the Closing, Purchaser shall engage Purchaser's Independent Auditors to prepare audited financial statements of Sellers Business, including an audited balance sheet (the "Closing Balance Sheet"). The closing Balance Sheet shall be delivered to Seller and Purchaser within 60 days after Closing. Upon such delivery of the Closing Balance Sheet, the Purchase Price will be increased or decreased by the Adjustment Amount. The Adjustment Amount shall be computed by subtracting $579,198 (which the parties agree is the Net Working Capital of Seller as at July 31, 2002 computed as set forth on
     Schedule 2.3 hereof) from the Net Working Capital of Seller at Closing as shown on the Closing Balance Sheet. In the event the Adjustment Amount is positive, the Purchase Price shall be increased by the amount of the Adjustment Amount, and Purchaser will within 5 days deliver a check or wire transfer in the Adjustment Amount to Seller. In the event the Adjustment Amount is negative, the Purchase Price shall be reduced by such amount and Escrow Agent shall within 5 days pay to Purchaser such Adjustment Amount out of the Escrow Fund. Any adjustments required in this Section will be subject to the dispute resolution procedures set forth in Exhibit 2.3 hereof.

     2.4 Allocation of Purchase Price.
     ---------------------------------
          The Seller and the Purchaser will report the allocation of the Purchase Price as set forth on Schedule 2.4 to this Agreement in a manner substantially consistent with such Schedule 2.4 in all tax returns and forms (including, without limitation, Form 8594 filed with the Purchaser's and the Seller's respective federal income tax returns for the taxable year that includes the Effective Date) and in the course of any tax audit, tax review or tax litigation relating thereto. The Seller and the Purchaser shall cooperate with each other to prepare the Forms 8594 in the manner required by this Section 2.4. The Seller, on the one hand, and the Purchaser on the other hand, shall each deliver to the other a copy of the Form 8594 they file with their respective federal income tax return.

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     2.5 Assumption of Assumed Liabilities.
     --------------------------------------
          In addition to the Purchase Price, the Purchaser shall assume all ofthe Assumed Liabilities at Closing.

     3.   THE ESCROW FUND.

     3.1 The Escrow Fund.
     --------------------
          At Closing, the Purchaser, Seller and the Escrow Agent shall enter into as Escrow Agreement substantially in the form annexed as Exhibit 3.1 hereto. The Escrow Fund will be delivered to the Escrow Agent for delivery in accordance with the terms of the Escrow Agreement.

     3.2 Uses of the Escrow Fund.
     ----------------------------
          The Escrow Fund shall be divided into two portions, one portion, equal to One Hundred Thousand ($100,000) Dollars shall be used to fund any reduction in the Purchase Price pursuant to Section 2.3 hereof, and will be distributed to the Seller or returned to the Purchaser upon computation of the Adjustment Amount as contemplated by Section 2.3. The remaining portion of the Escrow Fund shall be used to secure Purchaser against any material incorrect representations or warranties or undisclosed liabilities, and shall be held for such purpose for one (1) year after the Closing.

     3.3 Acceptance of the Escrow.
     -----------------------------
          By joining the execution of this Agreement at the foot hereof, the Escrow Agent hereby agrees to accept the escrow created hereunder and agrees to retain the Escrow Fund as security for the Seller's obligations of indemnification pursuant to this Agreement and dispose of the Escrow Fund in accordance with the provisions of the Escrow Agreement.

     3.4 The Escrow Agent.
     ---------------------
          Escrow Agent shall be entitled to reasonable attorneys' fees and costs, to be shared equally by the parties, in connection with any legal action hereunder or in the event it incurs any attorneys' fees or other costs in connection with the administration of its duties hereunder. Escrow Agent shall be entitled to act as counsel for Seller in connection with this Agreement or otherwise, notwithstanding that it is acting as Escrow Agent hereunder.

     4.   CLOSING.

     4.1 Time and Place.
     -------------------
          The transaction contemplated hereunder shall be consummated at a closing (the "Closing") at the offices of Holland & Knight, One Midamerica Plaza, Suite 1000, Oakbrook Terrace, Illinois 60181, or at such other place as may be agreed by the parties. The Closing shall take place at 10:00 a.m. on a date that is as soon as practicable following the fulfillment or waiver, in accordance with the terms of this Agreement, of all conditions to the Closing but in no event later than October 31, 2002, subject only to the provisions of Section 12.1.4.

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     5.   REPRESENTATIONS AND WARRANTIES OF SELLER.

          In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Seller and each of the Equity Owners jointly and severally make each of the representations and warranties set forth in this Article 5 as follows:

     5.1 Corporate Organization of Seller.
     -------------------------------------

              5.1.1 Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; there are no other jurisdictions in which the Seller's ownership or leasing of property or the conduct of its business requires qualification as a foreign limited liability company, except where the failure to be so qualified or licensed or to be in good standing would not have a Material Adverse Effect. The copies of the Articles of Organization and Operating Agreement of the Seller heretofore delivered to Purchaser are complete and correct copies of such instruments as presently in effect.

              5.1.2 Schedule 5.1.2 hereto sets forth the name, position and total compensation of each officer and director of the Seller, and the name, position and total compensation for each other employee of or consultant to the Seller whose total compensation in the fiscal year ending September 30, 2002 was, or in the current fiscal year is expected to be, in excess of $60,000.

     5.2 Subsidiaries.
     -----------------
          Seller owns no subsidiaries.


     5.3 Capitalization of Seller.
     -----------------------------
          The authorized and outstanding capital of the Seller consists solely of membership interests. The persons set forth on Schedule 5.3 hereof are the owners of the equity interests in the Seller in the percentages set forth after their respective names on Schedule 5.3 and, except as disclosed on Schedule 5.3, each has good, valid and marketable title to such membership interests free and clear of all liens, encumbrances, security interests or claims, whatsoever, with full power and authority to transfer and convey the same. No other person has any record or beneficial equity interest in the Seller of any kind. All of the outstanding equity interests in the Seller are validly issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for any equity interests in the Seller; (ii) options, warrants, calls or other rights (including conversion rights, preemptive rights or appreciation rights) with respect to the issued and outstanding equity interests in the Seller, or to purchase or subscribe to any of the equity interests in the Seller or securities convertible into or exchangeable for equity interests in the Seller; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale, transfer, and/or assignment of any equity interests in the Seller, any convertible or exchangeable securities or any such options, warrants or rights.

     5.4 Authorization, Etc.
     -----------------------
          This Agreement and each document, agreement and instrument required to be delivered by Seller at the Closing, has been duly and validly authorized by all necessary action of each of the Seller, including, without limitation, by the vote or written consent of the holders of a sufficient percentage of the equity interests to satisfy all requirements of Wisconsin Law and of Seller's governing instruments and has been duly and validly executed by the Seller. Without limiting the generality of the foregoing, the Seller has full power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of each of the Seller and enforceable against the Seller in accordance with its terms, as applicable.

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     5.5 No Violation.
     -----------------
          Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Organization or Operating Agreement or similar documents of the Seller or will (a) violate, or be in conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the termination of, or acceleration of the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Seller under any Contractual Obligation to which the Seller is a party or by which the Seller is bound, or to which the property of the Seller is subject, except where such violation, conflict, breach, default, termination, acceleration, security interest, lien or other encumbrance would not have a Material Adverse Effect; or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which the Seller is subject, except where such violation would not have a Material Adverse Effect.

     5.6 Financial Statements.
     -------------------------
          The Seller has heretofore delivered to API: (a) balance sheets of the Seller as at September 30, 2001, together with statements of income and cash flow for the year then ended audited by the Seller's Independent Auditor (the "Seller's Financial Statements"); and (b) the Unaudited Balance Sheet, and the unaudited statements of income and cash flow for the eight month period ended May 31, 2002 (the "Seller's Unaudited Financial Statements) and Seller's unaudited balance sheet as at July 31, 2002. Such balance sheets and notes thereto are true, complete and accurate in all material respects and fairly present in accordance with GAAP the assets, liabilities and financial condition of Seller as at the respective dates thereof, and all such statements of income and statements of cash flow and the notes thereto are true, complete and accurate in all material respects and fairly present in accordance with GAAP the results of operations for the periods therein referred to. All of the foregoing financial statements were prepared in accordance with GAAP consistently applied throughout the periods involved (except in the case of the Unaudited Balance Sheet to the extent subject to normal year end adjustments).

     5.7 No Undisclosed Liabilities; Etc.
     ------------------------------------
          Except as set forth on Schedule 5.7, Seller has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not properly reflected or adequately reserved against in accordance with GAAP on the Unaudited Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof and except as set forth in this Agreement. The reserves reflected on the Unaudited Balance Sheet are adequate, appropriate and reasonable in light of historical practices.

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     5.8      Absence of Certain Changes.
     ------------------------------------
          Except as and to the extent set forth on Schedule 5.8, from the Balance Sheet Date through the date hereof, Seller has not (except as contemplated by, or disclosed in, this Agreement):

              5.8.1 entered into or amended any material employment agreement, entered into any agreement with any labor union or association representing any material employee or entered into or amended any material Plan; amended any certificate

              5.8.2 incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except nonmaterial items incurred in the ordinary course of business and consistent with past practice which do not exceed $25,000.00 individually, or $50,000.00 in the aggregate, (counting obligations or liabilities arising from any single transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves not in accordance with GAAP or entered into any lease or sublease of real property or exercised any purchase options or rights of first refusal contained in any of the Leases (as hereinafter defined) except in the ordinary course of business and consistent with past practice;

              5.8.3 paid, discharged or satisfied any material claim,
                    liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected on or reserved against on the Unaudited Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

              5.8.4 permitted or allowed any property demised under the Leases or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, assignment, restriction or charge of any kind, except for liens for current taxes not yet due;

              5.8.5 written down the value of any inventory (including
                    write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

              5.8.6 cancelled   any  debts  or  waived   any  claims  or  rights
                    involving more than $5,000;

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              5.8.7 sold, transferred, abandoned or otherwise disposed of any properties or assets (real, personal or mixed, tangible or intangible, or entered into any lease (as lessor or lessee)) except in the ordinary course of business and consistent with past practice;

              5.8.8 disposed of or permitted to lapse (except by its own terms)
                    any rights to the use of any existing patent, trademark, trade name or copyright, or disposed of or disclosed (except as necessary in the conduct of its business) to any person, other than representatives of Purchaser, any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

              5.8.9 granted or committed to grant any general increase in the compensation of officers, directors or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increases in the compensation payable or to become payable to any officer, director or employee, including payments or commitments to pay severance or termination pay, except for increases granted in the ordinary course of business consistent with past practices or pursuant to existing agreements;

             5.8.10 made any single capital expenditure or commitment in excess of $25,000.00 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $50,000.00 since the Balance Sheet Date for additions to property, plant, equipment or intangible capital assets;

             5.8.11 declared, paid or set aside for payment any dividend or other distribution in respect of its membership interests (other than "upstream" distribution from the Operating Companies) or redeemed, purchased or otherwise acquired, directly or indirectly, any equity security of the Seller;

             5.8.12 made any change in any method of  accounting or accounting practice except as required by GAAP;

             5.8.13 paid, distributed, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with any Affiliates, officers or directors of the Seller, or any Affiliate or associate of any officers or directors of the Seller except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation in effect during the period ended on the Balance Sheet Date;

             5.8.14 entered into or amended any written contract or other agreement pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

             5.8.15 except for inventory, supplies or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other entity which is material to Seller;

             5.8.16 entered  into any  transaction  other than in the ordinary course of business;

             5.8.17 terminated, surrendered, cancelled or assigned any of its properties demised under the Leases, or any part thereof, except in the ordinary course of business consistent with past practice; or

             5.8.18 agreed, whether in writing or otherwise, to take any action described in this Section.

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     5.9 Assets Necessary to Conduct Business.
     -----------------------------------------
          The Acquired Assets include all rights, properties, interests in properties and assets reasonably necessary to permit the Purchaser to carry on the business of the Seller substantially as presently conducted by the Seller. No Affiliate of the Seller holds any assets used in such business.

              5.9.1 Except to the extent reserves for obsolete or unsaleble inventory have been made on the July 31, 2002 balance sheet, all Inventory is, and will be at Closing, of a quantity and quality that is useable or saleable at non-discounted prices in the ordinary course of the Seller's business, consistent with past practices and not in amounts in excess of normal requirements.

              5.9.2 Schedule 5.9 includes a complete and accurate list of all of the accounts receivable of the Seller, as of July 31, 2002, that shows the amount due and an aging analysis of the accounts receivables and notes, where applicable, any accounts receivable that are the subject of any pending or threatened litigation or that are in dispute. All accounts receivable, and those arising after the date of the list and before the Closing, have arisen only in the ordinary course of business for goods sold.

              5.9.3 The accounting books and records of the Seller and its other business records identify substantially all the customers, vendors and suppliers related to its business.

     5.10 Title to Properties; Encumbrances.
     ---------------------------------------
          Seller owns no real property.

     5.11 Leases.
     ------------
             5.11.1 Schedule 5.11.1 hereto is an accurate and complete list of all leases or rights of occupancy pursuant to which the Seller leases or subleases any real property or interest therein or material personal property (the "Leases"). A true and correct copy of each Lease has been delivered to API together with all amendments and modifications thereto, and all subordination, non-disturbance and/or attornment agreements related thereto, and no changes have been made thereto since the date of delivery. Each Lease is valid and in full force and effect except where such invalidity or ineffectiveness would not have a Material Adverse Effect. There are no existing defaults under any provision of any Lease, and no event has occurred which (with or without notice, lapse of time or both) would constitute a default thereunder, where any such default would have a Material Adverse Effect.

             5.11.2 The Seller is in actual possession of the properties demised under the Leases and, except as shown on Schedule 5.11.1, has good and indefeasible title to the leasehold estates conveyed under the Leases free and clear of all title defects or objections, mortgages, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, and are not, in the case of the properties demised under the Leases, to the knowledge of Seller, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, (i) liens shown on the Unaudited Balance Sheet as securing specific liabilities or obligations or other matters with respect to which no material default exists, (ii) imperfections of title, covenants or restrictions, if any, none of which are substantial in amount or would have a Material Adverse Effect, and (iii) liens for taxes not yet due and payable. No portion of any of the improvements erected by and under the direction of the Seller on the properties demised under the Leases encroach on adjoining property or public streets and, to the knowledge of the Seller, no portion of any of the properties demised under the Leases are, or have been, subjected to a special ad valorem tax valuation such that a change in ownership or use (whether now existing or in the future) has caused or will cause additional ad valorem taxes to be imposed upon the properties demised under the Leases.

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             5.11.3 The basic rent and all additional rent payable under the
                    Leases have been paid to date. To the knowledge of Seller, except as set forth on Schedule 5.11.3, all work required to be performed under the Leases by the landlord thereunder or by the Seller has been performed and to the extent that the Seller is responsible for payment of such work, has been fully paid for, whether directly to the contractor performing such work or to such landlord as reimbursement therefor except for items which the Seller is disputing in good faith.

             5.11.4 There have been no casualties which could result in the termination of any Lease or the application of any buy-out provisions contained in any Lease relative to damage by casualty.

     5.12 Customer and Supplier Relations.
     -------------------------------------
             5.12.1 Schedule 5.12 contains a complete list of all customers of
                    Seller's business who, during the past 22 months, have purchased goods from the Seller, including a separate notation of all customers that accounted for more than ten percent of Seller's sales in the next previous or current fiscal years. Except as shown on Schedule 5.12, none of those customers have given notice of intention to terminate their relationship with the Seller or, during the past 12 months, have given notice of intention to decrease or delay, in any significant respect, its purchases or usage of Seller's products. The Seller is not required to be approved or certified as a supplier for any of its customers resulting from any formal application for an approval or certification process required by a customer as a condition to conducting business with it.

             5.12.2 Schedule 5.12 also contains a complete list of all material suppliers of Seller's business in any one of the past 22 months. No supplier (including any supplier who is Seller's sole source of supply of any product or service) has given notice of intention to terminate its relationship with the Seller, or during the past 12 months, has given notice of intention to decrease or delay, in any significant respect, its sale of products to the Seller.

             5.12.3 To the knowledge of the Seller, the transaction contemplated by this Agreement will not materially and adversely affect the relationship of the Seller with any of its customers or suppliers of its business. The Seller is not required to provide any bonding or any other financial security arrangements in connection with any transactions with any customers or suppliers of its business.

     5.13 Patents, Trademarks, Trade Names, Etc..
     --------------------------------------------
             5.13.1 The Seller owns no patents, trademarks, service marks, copyrights or similar intellectual property.

             5.13.2 The Seller is not a party (either as licensor or licensee)
                    or otherwise subject relating to patents, trademarks, service marks, trade names or copyrights (or applications or registration as applicable for any thereof), trade secrets or other proprietary know-how or technical assistance.

             5.13.3 The Seller has not been, nor is the Seller the subject of any pending or, to the knowledge of Seller, threatened, claim alleging that it has infringed upon any patent, trademark, trade name or copyright or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection. The Seller has not asserted any claim of infringement, misappropriation or misuse.

     5.14 Business Permits.
     ----------------------
          Except for immaterial items, the failure of which would not have a Material Adverse Effect, Seller has obtained all approvals, authorizations, consents, licenses, franchises, orders, certificates or other permits of all governmental or regulatory agencies, whether federal, state, local or foreign (collectively, the "Approvals") necessary to the operations of the business as presently conducted, including, without limitation, the constructions, alterations, operation, use and occupancy of the properties demised under the Leases or any part thereof, or any of the improvements thereon, including, but not limited to the certificates of occupancy or the local equivalents, if any, and certificates relating to fire and health approval. All such Approvals are in full force and effect and good standing, Seller is not in material default under any Approval and there exists no basis for the termination, suspension or revocation of any such Approvals.

     5.15 Tax Matters.
     -----------------
             5.15.1 The Seller files federal income tax returns as a limited liability company. The Seller has (i) filed or has caused to be filed all federal, foreign, state and local sales, use, property, ad valorem, franchise, income or other tax returns and statements which were required to be filed prior to the date hereof (the "Tax Returns and Statements") on a timely basis in accordance with the laws, regulations and administrative requirements of the appropriate Governmental Authorities except for such Tax Returns and Statements of which the failure to file would not have a Material Adverse Effect, and (ii) paid within the time and in the manner prescribed by law all material amounts of Taxes (as defined below) shown on any Tax Returns and Statements, due for all periods ending on or prior to the date hereof. All Tax Returns and Statements were, when filed, and continue to be, complete and accurate in all material respects, and there exist no material inaccuracies in the Tax Returns and Statements. Except as set forth on Schedule 5.15, no tax assessments or deficiency has been made or proposed against the Seller nor has any notice been given of any actual or proposed assessment or deficiency. Except as set forth on
                    Schedule 5.15, the Tax Returns and Statements are not presently the subject of any audit or other administrative or court proceeding by any Governmental Authority. No consents extending any applicable statute of limitations have been filed and no Governmental Authority has made a written request for such a consent. None of the matters disclosed on Schedule 5.15 have had or could reasonably be anticipated to have a Material Adverse Effect.

             5.15.2 The Seller files Tax Returns and Statements with respect to the income, capital gain, gross receipts or profits earned by them in Wisconsin and in no other states or localities.

             5.15.3 All taxes that the Seller was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority, except for those Taxes of which the failure to withhold or collect would not have a Material Adverse Effect. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of Seller (except for Taxes not yet due) and except for liens which would not have a Material Adverse Effect

             5.15.4 No consent to the application of Section 341(f)(2) of the
                    Code has been filed with respect to any assets acquired by the Seller.

             5.15.5 No property owned by the Seller is property as to which an election was made under Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

             5.15.6 The Seller: (i) has not agreed to or been required to make any adjustment pursuant to Section 481(a) of the Code; (ii) has received no written notice that the Internal Revenue Service has proposed any such adjustment or change in accounting method; and (iii) does not have an application pending with any Governmental Body requesting permission for any change in accounting method.

             5.15.7 The Seller does not have in effect any tax elections under
                    Section 108, 168, 338, 441, 471, 1017, 1033 or 4977 of the
                    Code, except that Seller has elected under Section 471 of the Code to cost its inventory at the lower of cost or market.

             5.15.8 The Seller is not a party (other than as an investor) to any industrial development bond.

             5.15.9 During the previous two fiscal years the Seller has not engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code.

            5.15.10 No written claim has ever been received from any
                    Governmental Authority representing any jurisdiction in which Seller do not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction.

            5.15.11 The Seller is not and have not been a party to any tax sharing or similar agreement or arrangement.

            5.15.12 The Seller has provided API with copies of: (i) all material
                    Tax Returns and Statement of or with respect to the Seller for the periods ending September 30, 2000, September 30, 2001 and December 31, 2001; (ii) any written notices, protests, or closing agreements relating to issues arising in any audit, litigation or similar proceeding with respect to the liability for Taxes of the Seller; (iii) any elections or disclosures filed by or on behalf of the Seller with any taxing authority (whether or not filed with any Tax Returns and Statements); and (iv) any letter, rulings, determination letters or similar documents issued by any taxing authority with respect to the Seller.

            5.15.13 The Seller is not a U.S. Real Property Holding Corporation
                    within the meaning of Section 897(c)(2) of the Code.

     5.16 Transactions with Affiliates.
     ----------------------------------
          Except as set forth on Schedule 5.16 hereto, no Affiliate, officer, director or employee of the Seller has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other Agreement to which the Seller is a party, or any interest in any competitor, supplier or customer of the Seller. Except as set forth on
     Schedule 5.16 hereto, the Seller is not indebted, directly or indirectly, or to any Affiliate for any liability or obligation, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise.

     5.17 Contracts and Commitments.
     -------------------------------
          Schedule 5.17 hereto contains a complete, current and correct list of all material contracts, commitments, obligations or agreements of Seller (other than the Leases) whether written or oral (the "Contracts). For purposes of this Section 5.17 a contract which is "material" shall mean a single contract, whether written or oral:

             5.17.1 pursuant to which any party  thereto is  obligated to make annual payments aggregating more than $25,000;

             5.17.2 which constitutes an employment  agreement or an agreement with any union or member organization;

             5.17.3 which is not subject to cancellation by the Seller on not more than thirty (30) days notice without material penalty;

             5.17.4 which constitutes a purchase or sale contract or commitment which continues for a period of more than twelve (12) months;

             5.17.5 which constitutes an agreement which restricts the Seller from carrying out its business anywhere in the world or from competing with any other person;

             5.17.6 which  constitutes  an  agreement  by the Seller  with any
                    Affiliate.

          True, correct and complete copies of all written contracts described in this Section 5.17 have been delivered to Purchaser. The Seller is not materially in default, nor does the Seller have any knowledge of any factual circumstances which can reasonably be expected to give rise to a claim of default under any contract, except for defaults which would not have a Material Adverse Effect.

     5.18 Compliance with Contracts.
     -------------------------------
          To the knowledge of Seller, each of the Contracts and Leases is valid and in full force and effect except when such invalidity or ineffectiveness would not have a Material Adverse Effect. The Seller is not in material default under any the Contracts or Leases and, to the knowledge of Seller, no act or omission has occurred which, with notice or lapse of time or both, would constitute a breach or default under any term or provision of any such Contract or Lease and no party is in breach or default under any of the Contracts or Leases, and no act or omission has occurred by any party which, with notice or lapse of time or both, would constitute such a breach or default under any term or provision thereof except where such breach or default would not have a Material Adverse Effect.

     5.19 Insurance.
     ---------------
             5.19.1 Schedule 5.19.1 contains a complete list of all policies of fire, business interruption, liability, worker's compensation and other forms of insurance owned or held by the Seller. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all of the Contracts and Leases except where any such non-compliance would not have a Material Adverse Effect; provide adequate insurance coverage for the assets and operations of the Seller in light of current industry practice; will remain in full force and effect through the respective dates set forth on Schedule 5.19.1. The Seller has not been unable to obtain any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

             5.19.2 Schedule 5.19.2 sets forth a true and complete list of all group insurance programs in effect for employees of the Seller. Seller is not in default with respect to any of its obligations with respect to any such group insurance program except where such default would not have a Material Adverse Effect.

     5.20 Labor Relations.
     ---------------------
          Except to the extent set forth on Schedule 5.20:

             5.20.1 The Seller is in compliance with all applicable federal, state and local laws respecting employment and employment practices (including, without limitation, the Fair Labor Standards Act and all matters related to immigration or citizenship status), terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice except for such minor violations that, individually or in the aggregate, would have no Material Adverse Effect;

             5.20.2 there is no unfair  labor  practice  charge  or  complaint against the Seller pending before the NLRB;

             5.20.3 there is no labor  strike,  dispute,  slowdown or stoppage actually pending or threatened against or affecting the Seller;

             5.20.4 no  representation  question  is  pending  before the NLRB exists respecting the employees of the Seller;

             5.20.5 no grievance against the Seller or the conduct of its business, nor any arbitration proceeding arising out of or under collective bargaining agreements is pending;

             5.20.6 the  Seller  is not a party to any  collective  bargaining agreement;

             5.20.7 the  Seller has never  experienced  any work  stoppage  or other labor difficulty; and

             5.20.8 the Seller has not, and prior to the Closing Date will not have, suffered a "plant closing" or "mass layoff" within the meaning of the US Worker Adjustment and Retraining Notification Act.

     5.21 Securities Act Compliance.
     -------------------------------
             5.21.1 The Seller is acquiring the shares of API Stock (the
                    "Shares") for its own account.

             5.21.2 The Seller understands that the offering and sale of the
                    Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and under similar provisions under the applicable state securities laws, and understands and agrees that the Shares may not be sold, transferred, hypothecated or pledged, except pursuant to an effective registration statement under the Securities Act and under the applicable state securities laws or pursuant to an available exemption under the registration requirements of the Securities Act and under the applicable state securities laws, established to the satisfaction of the Purchaser, and that the Purchaser is under no current obligation to register the Shares or to assist the Seller or the Equity Owners in complying with any exemption from the registration thereof in connection with the sale or transfer of the Shares. Any certificates representing API Stock delivered as the Stock Consideration will bear the usual and customary legend noting that transferability of the API Stock is subject to Securities Act restriction.

             5.21.3 The Seller has all documents which it has requested relating to the business, payments and financial condition of the Purchaser, including Purchaser's current filings under the Exchange Act, and understands that, to the extent that any information set forth in material previously presented to it is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail and supercede such prior information.

             5.21.4 The Seller has been given the opportunity to obtain such additional information as is necessary to verify the accuracy of the information which was provided in order for the Seller to evaluate the merits and risks relating to a purchase of the Shares.

             5.21.5 The Seller has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of a purchase of the Shares and has not relied in connection with such purchase upon any representations, warranties or agreements other than those set forth in this Agreement and in the documents filed with the SEC by API pursuant to the Exchange Act and delivered to the Seller.

     5.22 Litigation.
     ----------------
          Except as set forth on Schedule 5.22 hereto:

             5.22.1 there is no claim, action, suit or arbitration proceeding, before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body now pending, relating to or affecting the Seller or any director, officer, agent or employee thereof in his capacity as such, or the assets, properties or business of the Seller, or the transactions contemplated by this Agreement, nor has the Seller received written notice of any threat to institute such a proceeding;

             5.22.2 there is not in effect any order, judgment or decree of any court or governmental or administrative body enjoining, barring, suspending, prohibiting or otherwise limiting the Seller or any officer, director, employee or agent of the Seller from conducting or engaging in any aspect of its business, or requiring the Seller or any officer, director, employee or agent of the Seller to take certain action with respect to any aspect of the its business which could reasonably be anticipated to have a Material Adverse Effect; and

             5.22.3 The Seller is not in violation of or default under any order, judgment, writ, injunction or decree of any court or regulatory authority except for such violations or defaults as would not have a Material Adverse Effect.

             5.22.4 none of the matters identified on Schedule 5.22 have had or could reasonably be anticipated to have a Material Adverse Effect.

     5.23 No Condemnation or Expropriation.
     --------------------------------------
          Neither properties demised under the Leases, or any portion thereof or any other assets of the Seller is subject to any governmental decree or order to be sold of which the Seller has received notice or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Seller, has any such condemnation, expropriation or taking been proposed.

     5.24 Compliance with Law.
     -------------------------
          Except to the extent any such non-compliance or violation would not have a Material Adverse Effect, the operations of the Seller have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Seller, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, equal opportunity, discrimination on the basis of race, national origin, sex, age, immigration, health, occupational safety, plant closing, pension, requirements of any Board of Fire Underwriters or similar body, Environmental Laws or toxic waste laws. During the past three (3) years, the Seller has not received any notification of any asserted present or past failure by the Seller to comply with such laws, rules or regulations.

     5.25 Environmental Protection.
     ------------------------------
          Except as set forth on Schedule 5.25:

             5.25.1 None of the properties demised under the Leases or real property previously owned or leased by the Seller (which shall mean the Seller, any subsidiaries of the Seller and all corporation or other business entities substantially all of the capital stock or other interest of which, or all or substantially all of the assets of which, the Seller has acquired) has been used at any time during which the Seller owned or leased such real property, or otherwise has been in possession or control of such real property or leased property, and, to the knowledge of the Seller, none of the properties demised under the Leases or any real property previously owned or leased by the Seller was used at any time prior to the time such company owned, leased, possessed or controlled such real property or leased property (i) as a site for the disposal or storage of Hazardous Materials, or
                    (ii) so as (x) to cause a material violation or (y) to give rise to a material removal or restoration obligation or material liability for the costs of removal or restoration by others or a material liability for damages to others under, any Environmental Law or under the regulations of any Governmental Authority having jurisdiction over any of such real property. The Seller has complied and are in compliance with all applicable Environmental Laws except where such non-compliance would not have a Material Adverse Effect.

             5.25.2 The Seller has obtained and are in compliance with (except where any such non-compliance would not have a Material Adverse Effect) all environmental permits, licenses and other authorizations which are required with respect to the operation of its business, except for such permits, licenses and other authorizations of which the failure to obtain would not have a Material Adverse Effect. As to any such permit, license or other authorization which has or is about to expire, the Seller has timely applied for renewal thereof under Environmental Laws except where failure to renew would not have a Material Adverse Effect.

             5.25.3 There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of Seller, threatened against the Seller relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

             5.25.4 No release, spill, seepage, leak or emission has occurred to the knowledge of the Seller on the properties demised under the Leases or on any real property previously owned or leased by Seller during the time of the Seller's ownership or possession.

             5.25.5 There are no underground storage tanks located on any of the properties demised under the Leases, nor to the knowledge of the Seller have there been any underground storage tanks removed from any real property owned or leased by any company during the period such real property was owned or leased by the Seller, except to the extent that such underground storage tanks were removed in compliance with all applicable laws or required by applicable laws, ordinances, rules and regulations, and, to the extent such removal was performed upon notice and with the approval of, and the inspection and confirmation of closure as to such removal was performed by, all applicable governmental agencies having jurisdiction.

             5.25.6 The Seller has delivered to Purchaser true, correct and complete copies or results of any reports inspections, safety procedures, logs, data, contracts, invoices, studies or tests initiated by the Seller or landlords or by any Governmental Authority which are in the possession of the Seller pertaining to Hazardous Materials, at any part of the properties demised under the Leases or Seller with respect to the business, any of Seller's predecessors or concerning compliance with or liability under Environmental Laws and other environmental matters in the operation of the business and such properties.

     5.26 Employee Benefit Plans.
     ----------------------------
             5.26.1 Schedule 5.26 hereto contains a complete list of "Plans" of the Seller consisting of each:

               (a) "multiemployer pension plan," as defined in Section 3(37) of ERISA, to which the Seller (or any entity that is treated as a single employer with the Seller under Section 414(b), (c),
                    (m) or (o) of the Code ("Common Control Entity") contributes or is required to contribute, or with respect to which any of the Seller or a Common Control Entity has any liability (the foregoing plans and any additional multiemployer pension plan to which the Seller or any Common Control Entity has previously contributed or been required to contribute at any time after September 25, 1980 (the "Multiemployer Plans");

               (b) "employee welfare benefit plan," as defined in Section 3(l) of ERISA, sponsored or maintained by the Seller or any Common Control Entity, or to which the Seller or any Common Control Entity contributes or is required to contribute, including each multiemployer welfare plan ("Welfare Plan");

               (c) "employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), sponsored or maintained by the Seller or any Common Control Entity or to which the Seller or any Common Control Entity contributes or is required to contribute ("Pension Plan"); and

               (d) any other bonus, deferred or incentive compensation, pension, profit-sharing, retirement, stock purchase, stock grant, stock option, disability, sick pay, salary continuation, cafeteria, flexible spending account, dependent care assistance, or any other fringe benefit plan, arrangement or practices, other than normal payroll practices and policies concerning holidays and vacations, sponsored or maintained by the Seller, whether formal or informal (collectively, "Employment Plans").

             5.26.2 There are no "accumulated funding deficiencies," as defined in Section 302(a)(2) of ERISA and Section 412 of the Code, whether or not waived, with respect to any of the Pension Plans.

             5.26.3 The Unaudited Balance Sheet reflects, to the extent required by GAAP as consistently applied by the Seller, an accrual of all accrued but unpaid contributions to any Pension Plan, a Multiemployer Plan, and an accrual of all amounts accrued but unpaid under the Welfare Plans and the Employment Plans, all as of the Balance Sheet Date.

             5.26.4 Each Pension Plan and each related trust agreement, annuity contract, or other funding instrument, is qualified and tax exempt under the provisions of Sections 401(a) (or 403(a) as appropriate) and 501(a) of the Internal Revenue Code ("Code"), and a determination letter has been received from the Internal Revenue Service as to such qualified status.

             5.26.5 Each Pension Plan, Welfare Plan and Employment Plan complies in all material respects with all applicable laws (including to the extent applicable, without limitation, the Code and ERISA) and is operated in accordance with its terms, except where such non-compliance would have no Material Adverse Effect.

             5.26.6 Each of the Seller and any Common Control Entity has paid all premiums (and interest charges and penalties for late payment, if applicable), due heretofore to the PBGC with respect to each Pension Plan. Except as described on
                    Schedule 5.26, there has been no "reportable event", as defined in Section 4043(b) of ERISA and the PBGC regulations under that Section, with respect to any Pension Plan as to which notice has not been waived under applicable PBGC under PBGC regulations. No liability to the PBGC has been incurred by the Seller or any Common Control Entity, on account of the termination of any Pension Plan. The PBGC has not instituted proceedings to terminate any Pension Plan and to the knowledge of Seller, there exists no condition or set of circumstances which could reasonably be expected to present a significant risk of the termination of any Pension Plan by the PBGC.

             5.26.7 Except as set forth on Schedule 5.26, none of the Seller nor any Common Control Entity has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively.

             5.26.8 True and complete copies of each of the following documents have been delivered by the Seller to the Purchaser: (i) each Welfare Plan, each Pension Plan and each Multiemployer Plan, related trust agreements, annuity contracts, or other funding instruments; (ii) each Employment Plan and complete descriptions of any such plans that are not in writing;
                    (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan;
                    (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and each Pension Plan for the two most recent plan years; and (v) all actuarial reports prepared for the last two available plan years for each Pension Plan.

             5.26.9 Except as described on Schedule 5.26, neither the Seller nor any Welfare Plan or Employment Plan is obligated to make any payment of post-retirement life, accidental death, medical or disability insurance benefits of any type, excluding, for this purpose, the provisions of any such benefit as a result of an individual's exercise of his or her health care continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, to or with respect to any former employee of the Seller.

     5.27 Brokers and Finders.
     -------------------------
          Except as set forth on Schedule 5.27, the Seller is not a party to any agreement with any person that would obligate the Purchaser to pay any brokerage fee, commission, finder's fees or investment banking fee in connection with the transactions contemplated by this Agreement.

     5.28 Consents.
     --------------
          Except as set forth in this Agreement, the consummation of the transactions contemplated hereby in respect to the Seller and the fulfillment of the terms of this Agreement in respect of the Seller do not require the consent, approval, filing with, registration or release of any governmental authority or any other Person including, without limitation, any Person who is a party to a contract or a lease, except for those approvals, consents, filings, registrations or releases the failure of which to file or obtain would not have a Material Adverse Effect.

     5.29 Books and Records.
     -----------------------
          Seller has maintained complete and correct copies of: (a) the Articles of Organization and Operating Agreements and all amendments thereto; and
     (b) the equity ownership records of the Seller. Minutes or other records of the meetings and other proceedings of the members and directors of the Seller have not been maintained except to the extent heretofore delivered to Purchaser.

    6.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

          In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated herein, the Purchaser represents and warrants to the Seller as follows:

     6.1 Corporate Organizations; Etc.
     ---------------------------------
          Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     6.2 Authorization, Etc..
     ------------------------
          This Agreement and each agreement, document and instrument required to be delivered by Purchaser at the Closing have been duly and validly authorized by all necessary corporate action of Purchaser full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The issue of the Shares of API Stock constituting the Stock Consideration has been duly and validly authorized by all necessary corporate action of API. This Agreement is the valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

     6.3 No Violation.
     -----------------
          Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws or similar corporate documents of Purchaser or will (a) violate, or be in conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the termination of, or acceleration of the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of API or any subsidiary of API under any Contractual Obligation to which API or any subsidiary of API is a party or by which API or any subsidiary of API is bound, or to which the property of API or any subsidiary of API is subject, except where such violation, conflict, breach, default, termination, acceleration, security interest, lien or other encumbrance would not have a Material Adverse Effect; or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which API is subject, except where such violation would not have a Material Adverse Effect.

     6.4 Approvals of Governmental Authorities.
     ------------------------------------------
          No action, consent, approval or authorization of or declaration, filing or registration with any person or entity, including without limitation, any Governmental Authority is required to be obtained or made by or on behalf of API or the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby in respect of the Purchaser.

     6.5 True and Complete.
     ----------------------
          None of the documents filed by the Purchaser under the Exchange Act and delivered to the Seller (which are listed on Schedule 6.5) contained any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein no misleading.

     6.6 The API Stock.
     ------------------
          The Shares of API Stock, if any, to be issued as the Stock Consideration hereunder, when issued and delivered in accordance with the provisions of this Agreement, will be duly authorized, validly issued shares of API Stock and will be fully paid and non-accessible.

     6.7 Brokers and Finders.
     ------------------------
          The Purchaser is not a party to any agreement with any person or entity which would obligate the Seller to pay any commission, finder's fee, investment banking fee, or brokerage fee in connection with the transactions contemplated by this Agreement.

     7.   COVENANTS OF SELLER.

     7.1 Conduct of Business - Negative Covenants.
     ---------------------------------------------
          From the date hereof through the Effective Date and except as contemplated by this Agreement, the Seller shall not, without the prior written consent of Purchaser, conduct its business other than in the ordinary course or commit or cause or authorize any act or omission which deviates from the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof through the Effective Date, none of the following shall occur without the prior written consent of Purchaser:

              7.1.1 The Seller shall not institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment or amend any existing material agreement, except in the ordinary course of business and consistent with past practice.

              7.1.2 The Seller shall not change or amend its Articles of
                    Organization or Operating Agreement or propose any such change or amendment.

              7.1.3 The Seller shall not offer, issue or sell any securities of any kind whatsoever, whether debt or equity, acquire directly or indirectly, by redemption or otherwise, any such security, reclassify or split-up any such security, declare or pay any dividends thereon in cash, securities or other property, or make any other distribution with respect thereto, or grant or enter into any options, warrants, or other rights to acquire securities of the Seller or enter into any other contracts or commitments of any kind with respect to the issuance of any securities of the Seller.

              7.1.4 The Seller shall not borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guaranty or otherwise, any obligation or liability (absolute or contingent), except in the ordinary court of business consistent with past practices or pursuant to existing credit arrangements copies of which have previously been furnished to the Purchaser.

              7.1.5 The Seller shall not pay, discharge, waive, satisfy or compromise or adjust any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against the Unaudited Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Unaudited Balance Sheet.

              7.1.6 The Seller shall not make any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or make any capital expenditure or commitments so that the aggregate of capital expenditures and commitments do not exceed $25,000 since the Balance Sheet Date for additions to property, plant, equipment or intangible capital assets;

              7.1.7 The Seller shall not prepay any obligation having a fixed maturity of more than sixty (60) days from the date such obligation was incurred.

              7.1.8 The Seller shall not permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance, except in the ordinary course of business and consistent with past practice or pursuant to existing credit arrangements which have been disclosed to the Purchaser.

              7.1.9 The Seller shall not write down the value of any inventory
                    (including write-downs by reason of shrinkage or markdown) or write off as uncollectible any notes or accounts receivable, except for immaterial write-downs of inventory or accounts receivable in the ordinary course of business and consistent with past practice.

             7.1.10 The Seller shall not cancel any debts or waive any claims or rights involving more than $1,000 or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice.

             7.1.11 The Seller shall not dispose of any rights to the use of any patent, trademark, trade name or copyright, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge except where such disposition or disclosure would not have a Material Adverse Effect.

             7.1.12 The Seller shall not grant any increase in the compensation of officers or general increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except increases granted in the ordinary course of business and reasonable increases to employees who are not officers consistent with past practice and pursuant to existing agreements.

             7.1.13 The Seller shall not sell, transfer, surrender, terminate, sublease or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Members, officers or directors.

             7.1.14 The Seller shall not modify any collective bargaining or other labor agreement to which they are a party or by which it may be bound, except for immaterial modifications in the ordinary course of business which are consistent with past practice or required by applicable law.

             7.1.15 The Seller shall not terminate any Plan or withdraw from any
                    Multiemployer Plan or fail to notify the Purchaser of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code.

             7.1.16 The Seller shall not enter into or consent to any amendment of, or sublease with respect to the properties demised under the Leases except in the ordinary course of business and consistent with past practice.

             7.1.17 The Seller shall not take any action, or omit the taking of any action, which would cause any of the representations or warranties made in Article 5 hereof to be or become untrue or incorrect in any material respect as of the Closing Date.

             7.1.18 The Seller shall not agree or commit, whether in writing or otherwise, to do any of the foregoing.

     7.2 Conduct of Business - Affirmative Covenants.
     ------------------------------------------------
          From the date hereof through the Effective Date, the Seller will conduct its business in the ordinary course and consistent with past practice, except where the failure to do so would not have a Material Adverse Effect. Without limiting the generality of the foregoing, from the date hereof through the Effective Date, the Seller:

              7.2.1 will maintain its good standing and qualification to do business in all jurisdictions where it is required to be qualified to do business, and all licenses, permits, franchises, rights and privileges which are necessary for the conduct of the its business;

              7.2.2 shall continue at its expense to maintain its property and equipment in customary repair, order and working condition, reasonable wear and use excepted, and keep in full force and effect the Leases, except those which expire by their terms, and, if any Leases expire by their own terms, renew the same if such renewal is in the ordinary course of business and consistent with past custom and practice;

              7.2.3 shall duly  comply  with all laws,  regulatory  requirements and agreements to which it is subject or by which it is bound;

              7.2.4 shall  maintain the current  insurance  upon its  properties and with respect to the conduct of its business;

              7.2.5 shall pay and discharge, before the same shall become delinquent, all Taxes imposed on it or against its income or profits or any of its properties, and all other Liabilities which, if unpaid, might become an encumbrance, except to the extent and so long as (i) the same are being contested in good faith and by appropriate proceedings, and (ii) it shall have set aside on its books reasonable reserves with respect thereto under GAAP consistently applied;

              7.2.6 shall use commercially reasonable efforts to keep intact its present business organizations, keep available the services of its present officers, employees and agents and use commercially reasonable efforts to preserve its present relationships with all customers, clients, accounts, suppliers and other entities or persons having business relationships with it, in each case in the ordinary course of business or in a manner consistent with customary historical practices or course of conduct;

              7.2.7 shall furnish to the Purchaser for its examination (i) its minute books containing all records required to be set forth of all proceedings, consents, actions and meetings of the shareholders and Board of Directors; (ii) all permits, orders, and consents issued by any governmental authority with respect to the Seller, and all applications for such permits, orders, and consents; and (iii) its transfer books setting forth all transfers of any shares of membership interests;

              7.2.8 shall   maintain  its  books,   records  and  accounts  with
                    accuracy and consistently with past practices; and

              7.2.9 shall comply with the requirements of any state, city or local law, statute, ordinance, regulation or otherwise in any state, city or locality in which any of the properties demised under the Leases are located, which law, statute, ordinance or regulation imposes a transfer tax and/or filing requirement in connection with the transactions contemplated hereby.

     7.3 Access to Information and Personnel.
     ----------------------------------------
          Subject to the confidentiality obligations under Section 9.1 hereof, at reasonable times before the Effective Time, API, through its duly appointed representatives and agents, during normal business hours and in a manner which does not unduly interfere with the business operations of the Seller, shall have the right to speak with, interview and discuss the business and operations of the Seller with the officers, employees, attorneys and agents of the Seller and shall have the right to visit the premises of the Seller, to examine, to the extent permitted by law, any and all records, books, contracts, commitments, shareholder lists, files, working papers and drafts prepared by accountants and any independent public accounting firms retained by the Seller and other documents pertaining to the business and operations of the Seller and the ownership of its properties and to undertake such other steps as Purchaser considers appropriate to familiarize itself with the Seller. All of such interviews, discussions and inspections shall be coordinated reasonably in advance with the representatives of the Seller.

     7.4 Estoppel Certificates and Landlord Consents.
     ------------------------------------------------
          Immediately upon its execution of this Agreement, the Seller shall obtain and deliver to Purchaser at the Closing customary estoppel certificates from the Landlords and, with respect to Leases which require the consent of the Landlord thereunder for the transactions contemplated hereby, landlord consents (such consents not to be conditioned on any increased rental, other payment, reduced term, or other change of lease terms) to the assignment of the Leases as contemplated herein in form and substance reasonably satisfactory to the Purchaser.


     7.5 Confidentiality.
     --------------------
          From the date hereof through the Effective Date, the Seller covenants that it shall not disclose or assist in the disclosure by any person or entity, or use to the competitive detriment of API, any confidential or proprietary information regarding API, except that disclosure of such information may be made to their respective legal counsel, accountants, financial advisors, investment bankers and their other authorized agents and representatives, and to such persons only to the extent required for activities directly related to the transactions contemplated by this Agreement, or except to the extent that disclosure is required by law or by a court of competent jurisdiction. Following the Closing, the Seller and its officers, managers and Equity Owners shall not disclose or acquiesce in the disclosure by any person or entity, or use to the competitive detriment of API or Purchaser, any confidential or proprietary information regarding API or Purchaser.

     7.6 Statement of Lender.
     ------------------------
          Prior to the Closing, the Seller shall obtain and transmit to the Purchaser the payoff letter of the Lender as to the outstanding balance, as of the Closing Date, of the Seller's indebtedness to Lender, and Seller shall arrange for the Lender to deliver appropriate evidence of satisfaction of indebtedness and Termination Statement on Form UCC-3 to the Purchaser at Closing.

     7.7 No Solicitation.
     --------------------
          Neither the Seller nor its representatives, agents, its officers, directors and Members shall, directly or indirectly, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any Person (other than API or Purchaser) concerning, or enter into any agreement providing for any merger, sale of material assets, sale of membership interests or similar transactions involving the Seller.

     7.8 Best Efforts.
     -----------------
          So long as this Agreement remains in effect, Seller shall use its best efforts (without resort to ligation) to cause the transactions contemplated herein to be consummated at the earliest practicable date. Seller shall proceed as soon as practicable in the procurement of permits, consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the acquisition on the terms herein provided, and shall diligently prosecute the same.

     7.9 Tax Returns.
     ----------------
          For all periods ending on or prior to the Effective Date, the Seller shall file all Tax Returns and Statements which are required by applicable law to be filed, all in a manner consistent with past practices.

     7.10 Payment of Excluded Liabilities.
     -------------------------------------
          At, or immediately after the Closing, Seller shall satisfy all Excluded Liabilities (other than debt obligation to Lender satisfied at Closing) and will provide Purchaser with evidence of such satisfactions.

     8.   COVENANTS OF PURCHASER; GUARANTY OF API.

     8.1 Confidentiality.
     --------------------
          Prior to the Closing, Purchaser shall not disclose or acquiesce in the disclosure by any Person, or use to the competitive detriment of the Seller, any confidential or proprietary information regarding the Seller or its business or financial condition, contained in any documents or otherwise furnished by or on behalf of the Seller, or otherwise learned by Purchaser as a result of participation in the transactions contemplated hereby, to any Person except its legal counsel, accountants, financial advisors, bankers, investment bankers and other authorized agents and representatives, and to such persons only to the extent required for activities directly related to the transactions contemplated by this Agreement, including, without limitation, the financing of Purchaser's obligation hereunder. If the transaction contemplated by this Agreement for any reason does not close, Purchaser agrees to, and shall thereafter continue to, abide by the preceding provisions of this Section 8.1 and in so doing, and without limitation, shall permanently protect the confidentiality of all confidential or proprietary information provided to it by the Seller and return to the Seller all written information provided to API and the Purchaser by the Seller, and also shall return or, at the Seller's election, destroy all copies made of such written information and submit its affidavit of its duly authorized officers that all such written information and copies have been returned.

     8.2 Best Efforts.
     -----------------
          So long as this Agreement remains in effect, Purchaser shall use its best efforts to cause the transactions contemplated hereby to be consummated at the earliest practicable date. Purchaser shall proceed as soon as practicable in the procurement of permits, consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the acquisition on the terms herein provided, and shall diligently prosecute the same.

     8.3 Employees of Seller.
     ------------------------
          At Closing, Purchaser shall hire all employees of Seller (other than Jack L. McCook, if Mr. McCook is an employee) on the same terms and conditions as such employees are currently employed by Seller. Nothing in this provision shall create any right in any employee to continued employment by Purchaser after the Closing.

     8.4 Guaranty of API.
     --------------------
          API acknowledges that it expects to benefit from the covenants running to the Purchaser, its wholly-owned subsidiary, in this Agreement and from the transaction contemplated hereby. API, accordingly, hereby guaranties the performance of the Purchaser of its covenants set forth in the Agreements and particularly guaranties payment to the Seller of any amounts which the Purchaser may owe to the Seller.

     8.5 Accrued Bonuses.
     --------------------
          Within seven (7) days following the Closing, Purchaser will pay the deferred bonuses shown on the July 31, 2002 Balance Sheet in the aggregate amount of $45,000 less the amount of cash held by Seller at Closing to the Equity Owners.

     9.   CONDITIONS TO CLOSING.

     9.1 Conditions Precedent to the Performance of the Purchaser.
     -------------------------------------------------------------
          The obligations of Purchaser to consummate the acquisition in accordance with this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived in writing by Purchaser, in whole or in part, in its sole discretion:

               9.1.1 Compliance with this Agreement.

               (a) The Seller shall have performed and satisfied in all material respects all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by it, on or prior to the Effective Date;

               (b) The representations and warranties contained in Article 5 hereof shall be in all material respects true, correct and complete as of the date when made and at and as of the Effective Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

               (c) The Seller shall have delivered to Purchaser a certificate signed by its two managers dated as of the Effective Date. Such certificate shall certify as to the truth, completeness and correctness in all material respects of each of the representations and warranties set forth in Article 5 made by the Seller and as to the fulfillment in all material respects of the covenants set forth in Article 8 hereof which are required by this Agreement to be performed and satisfied by the Seller on or before the Effective Date.

              9.1.2 Approvals. All action, including approval by the members of the Seller, necessary for the Seller to approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been taken and not revoked and shall have delivered to the Purchaser certified copies of all resolutions of the Seller evidencing such action.

              9.1.3 No Material Adverse Effect. As of the Effective Date, there shall have been no condition, development or occurrence in respect of the assets, business, financial condition or prospects of the Seller which would constitute a Material Adverse Effect when compared to such condition as at the Balance Sheet Date, other than any such condition, development or occurrence arising from operations in the ordinary course and consistent with past practices or course of conduct and which does not consist of or result from a violation of any covenant of Seller hereunder, and, on the Effective Date, the Seller shall deliver a certificate to such effect signed by the two managers.

              9.1.4 [Intentionally Omitted].

              9.1.5 No Injunction. On the Effective Date, there shall be no effective injunction, writ, preliminary or temporary restraining order or order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby that Purchaser deems unacceptable in its sole discretion.

              9.1.6 Consents and Approvals. The Purchaser shall have received any necessary approvals and consents from all third parties, including, without limitation, the Landlords (to the extent such consent is required by the terms of the Leases) and the estoppel certificates required by Section 7.4, and such approvals and consents shall not have expired or been withdrawn as of the Effective Date. Each of such required consents is set forth on Schedule 9.1.6 hereof.

              9.1.7 Employment Agreements. Paul Ludwig shall have entered into an Employment Agreement with API, in substantially the form annexed as Exhibit 9.1.7 hereto with the specific terms as follows:
                      Term:     3 Years
                      Salary:   $160,000
                      Title:    Vice President and Chief Operating Officer
                      Options:  100,000 Shares of API Stock priced at closing
                                price day prior to Closing. Vesting over a 4 year schedule with acceleration if employment terminates prior to full vesting
                      Bonus:    33% or greater, based on meeting incentive goal
                                goals set by Chairman or Compensation Committee.

              9.1.8 Consulting Agreement. Jack McCook shall have entered into a
                    Consulting Agreement (the "Consulting Agreement") with API substantially in the form annexed hereto as Exhibit 9.1.8. Such Agreement will be for a term of eighteen months. The Consulting Agreement will provide that Mr. McCook receive an immediately exercisable option to purchase 25,000 Shares of API Stock at a price equal to the closing price for the API Stock on the day prior to the Closing.

              9.1.9 Non Compete Agreements. Each of the Equity Owners shall have entered into a Non Compete Agreement with API substantially in the form annexed as Exhibit 9.1.9. In consideration of his execution and performance of his Non Compete Agreement, Jack McCook will receive an aggregate of $225,000, payable $99,000 at Closing and $7,000 per month commencing 30 days after the Closing Date.

             9.1.10 No Litigation. As of the Effective Date, no writ, action, investigation, inquiry, litigation or other proceeding relating to or affecting the Seller or any of their respective directors, officers, employees or agents in their capacities as such, the assets, properties or business of Seller or the transactions contemplated by this Agreement shall have been instituted seeking any relief which, if granted, would have a Material Adverse Effect or challenging the legality of the transaction contemplated hereby, seeking to restrain the consummation thereof or seeking damages in connection therewith.

             9.1.11 Approval of Documentation. The form and substance of all certificates, instruments and other documents delivered to Purchaser under this Agreement shall be reasonably satisfactory in all material respects to Purchaser and its counsel.

     9.2 Conditions Precedent to Seller's Performance.
     -------------------------------------------------
          The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived in writing by the Seller, in whole or in part, in its sole discretion:

               9.2.1 Compliance with This Agreement.

               (a) The Purchaser shall have performed and satisfied in all material respects all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by the Purchaser on or prior to the Effective Date;

               (b) The representations and warranties of the Purchaser contained in Article 6 hereof shall be true, correct and complete in all material respects as of the date when made and at and as of the Effective Date as though such representations and warranties had been made on such date, except for changes expressly permitted on contemplated by the terms of this Agreement;

               (c) The Purchaser shall have delivered to the Seller a certificate, signed by its Chairman, dated as of the Effective Date, certifying as to the truth, completeness and correctness in all material respects of each of the representations and warranties set forth in Article 6 hereof and the fulfillment in all material respects of each of the covenants set forth in Article 8 hereof.

              9.2.2 Approvals. All corporate action by Purchaser and API necessary to approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement prior to the Closing Date shall have been taken and not revoked and Purchaser shall have delivered to Seller certified copies of resolutions of the Board of Directors of Purchaser and API evidencing such actions.

              9.2.3 Employment Agreement.  API shall have executed and delivered the Employment Agreement to Paul Ludwig.

              9.2.4 Consulting Agreement.  API shall have executed and delivered the Consulting Agreement to Jack McCook.

              9.2.5 Non-Compete   Agreement.   API  shall  have   executed   and
                    delivered the Non-Competition Agreement to Jack McCook.

              9.2.6 Stock Option Agreements. API shall have entered into Stock
                    Option Agreements in substantially the form annexed as
                    Exhibit 9.2.5 under its 2000 Stock Option Plan hereto for the stock option required by the Employment Agreement and the Consulting Agreement.

              9.2.7 [Intentionally Omitted].

              9.2.8 Approval of Documentation. The form and substance of all certificates, instruments and other documents delivered to Seller under this Agreement shall be reasonably satisfactory in all material respects to Seller and their counsel.

              9.2.9 Absence of Legal Challenge. As of the Effective Date, there shall be in effect no order, writ, injunction, judgment or decree of any court or Governmental Authority in the United States or any state or territory thereof, prohibiting the consummation of any of the transactions specified in or required by the terms of this Agreement, and there shall be no action, suit or proceeding or pending before any court, Governmental Authority or other body challenging the legality of any of the transactions specified in or required by the terms of this Agreement, seeking to restrain their consummation or seeking damages in connection therewith.

     10.   DELIVERIES AT CLOSING.

     10.1 Seller Obligations.
     ------------------------
          At the Closing, Seller shall deliver to Purchaser or as Purchaser may designate:

             10.1.1 the  certificates  required  by  Section  9.1.1  and 9.1.3 hereof;

             10.1.2 copy  of  Seller's   Articles  of  Organization  and  all
                    amendments certified by the Secretary of State of Wisconsin;

             10.1.3 certificate   of  the  Secretary  of  Seller  as  to  the
                    incumbency of its officers, the Operating Agreement and the resolutions required by Section 9.1.2;

             10.1.4 the duly  executed  consents  (including  the consents and estoppel certificates of the Landlords) required by Section 9.1.6;

             10.1.5 the Employment Agreement required by Section 9.1.7 hereof;

             10.1.6 the Consulting Agreement required by Section 9.1.8;

             10.1.7 the Non Compete Agreements required by Section 9.1.9;

             10.1.8 assignments of the Leases to the Purchaser;

             10.1.9 a bill of sale from the Seller to the  Purchaser  relating to all of the Acquired Assets;

            10.1.10 the Escrow Agreement required by Section 3.1; and

            10.1.11 Evidence of satisfaction from the Lender.

     10.2 Obligations of the Purchaser.
     ----------------------------------
          At the Closing, and against delivery of each of the items required to be delivered by Seller under Section 10.1 above, Purchaser shall deliver the following.

             10.2.1 the Certificate required by Section 9.2.1(c);

             10.2.2 the  Certificate  of the  Secretary of the Purchaser as to
                    the  incumbency  of  its  officers,   its  By-Laws  and  the
                    resolutions required by Section 9.2.2;

             10.2.3 Certificate of  Incorporation  of the  Purchaser,  and all
                    amendments thereto, certified by the Secretary of State of Delaware;

             10.2.4 Assumption  Agreement  from the  Purchaser  assuming  the
                    Assumed Liabilities under contracts;

             10.2.5 the Employment Agreement required by Section 9.2.3;

             10.2.6 the Consulting Agreement required by Section 9.2.4;

             10.2.7 the Stock Option Agreements required by Section 9.2.5;

             10.2.8 the Escrow Fund will be delivered to the Escrow Agent;

             10.2.9 the amount necessary to satisfy the  indebtedness  will be delivered to the Lender by wire transfer;

            10.2.10 check or wire  transfer  to the Seller for the balance of the Cash Consideration;

            10.2.11 the Stock Consideration (in API Stock or cash); and

            10.2.12 The Escrow Agreement required by Section 3.1.

     11.   POST CLOSING OBLIGATIONS.

     11.1 Change of Names.
     ---------------------
          Promptly after the Closing, the Seller will change its name to a name dissimilar to "Silicon Sensors" and will furnish the Purchaser with proof of such change.

     11.2 Cooperation in Post-Closing Audit.
     ---------------------------------------
          The Seller and the Equity Owners will provide all cooperation reasonably requested to assist Purchaser's Independent Auditor in completing its post-closing audit of the Seller's financial statements.

     11.3 Further Cooperation.
     -------------------------
          Each of the Seller and the Purchaser will, at any time and from time to time after the Closing Date, execute and deliver such further instruments of conveyance, transfer and license, and take such additional actions as the Purchaser or the Seller or their respective successors and/or assigns may reasonably request, to effect, consummate, confirm or evidence the sale of the Acquired Assets and the other transactions contemplated by this Agreement.

     11.4 Notification.
     ------------------
          The Seller will reasonably cooperate with the Purchaser in notifying its customers that its business has been sold to the Purchaser, including, without limitation, executing any additional notices which the Purchaser may reasonably request. The Seller will not, directly or indirectly, take any action which is designed or intended to have the effect of discouraging customers, suppliers or vendors and other business associates of its business from maintaining the same business relationship with the Purchaser or its respective successors and/or assigns after the Closing Dates as were maintained with the Seller with respect to such business prior to the Closing Date.

     12.   TERMINATION.

     12.1     Termination.
     ---------------------
          This Agreement and the transactions contemplated herein may be terminated and/or abandoned at any time before the Closing:

             12.1.1 By the  written  mutual  consent  of the  Seller  and  the
                    Purchaser;

             12.1.2 By the Seller, by giving written notice to the Purchaser, if there is a continuing material breach by the Purchaser of any of the representations, warranties, covenants or obligations of the Purchaser set forth herein; provided, however, that at the time of such termination, the Seller is not in material breach of any of their representations, warranties, covenants or obligations hereunder; provided further, however, that the Purchaser has a period of 30 days in which to cure such default;

             12.1.3 By the Purchaser by giving written notice to the Seller, if there is a continuing material breach by the Seller of any of the representations, warranties, covenants or obligations of the Seller set forth herein; provided, however, that at the time of such termination, the Purchaser is not in material breach of any of its representations, warranties, covenants or obligations hereunder; provided further, however, that the Seller have a period of 30 days in which to cure such default;

             12.1.4 By either the Purchaser or the Seller, if the Closing shall not have taken place by October 31, 2002 (the "Final Date"), provided that at the time of such termination the terminating party is not in material breach of any of its representations, warranties, covenants or obligations hereunder (or, if in such material breach, has not commenced to cure and is not then continuing to diligently pursue the cure of such breach). In addition, if, at the Final Date, the sole reason that the Closing has not taken place is the failure of a third party to have taken any action required to be taken in order to satisfy any party's obligation to consummate the transaction (for example, the receipt of consent for the assignment of the Lease) and each party hereto has taken all steps reasonably required hereunder of such party to cause such third party to take such action (but without any obligation to litigate), then either party may elect to extent the Final Date, effective upon notice to the other party, to a date no later than December 31, 2002;

     12.2 Effect of Termination.
     ---------------------------
             12.2.1 Breach By the Seller . If this Agreement is terminated by
                    Purchaser pursuant to Sections 12.1.3 (including the failure by Seller to timely close), then the Purchaser shall be entitled as its sole and exclusive remedy to reimbursement for any and all costs or expenses incurred or suffered by the Purchaser in connection with, or in respect of, this Agreement and the transactions contemplated hereby (excluding any commitment fees or other amounts paid or payable by Purchaser to any financing source or otherwise incurred in connection with arranging for, soliciting or obtaining any such financing).

             12.2.2 Breach By the Purchaser. If this Agreement is terminated by the Seller pursuant to Section 12.1.2 (including the failure by Purchaser to timely close), then the Seller shall be entitled as its sole and exclusive remedy to reimbursement for any and all costs or expenses incurred or suffered by Seller in connection with or in respect of this Agreement and the transaction contemplated hereby.

             12.2.3 Other Terminations. If this Agreement is terminated as permitted by Subsection 12.1.1, or otherwise pursuant to
                    Section 12.1 and Subsections 12.2.1 and 12.2.2 and 12.2.3 are not applicable, such termination shall be without liability of any party (or any shareholder, director, employee, agent, consultant or representative of such party) to any other party.

     12.3 Procedure Upon Termination.
     --------------------------------
          In the event of termination and abandonment pursuant to this Article 12, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by any party. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

             12.3.1 Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

             12.3.2 All confidential information received by any party hereto with respect to the business of any other party or its subsidiaries shall be treated in accordance with Sections
                    7.5 and 8.1 hereof.

     13.   INDEMNIFICATION.

     13.1 Indemnification.
     ---------------------
          The Seller and the Equity Owners, jointly and severally, shall defend, indemnify and hold API, the Purchaser and their respective directors, officers, employees and agents (the "Indemnified Buyers") harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including attorneys' fees and expenses and costs of investigation, including, without limitation, fees and disbursements of counsel incurred by the Indemnified Buyers (as such term is hereinafter defined) in any action or proceeding between Indemnitor (as such term is hereinafter defined) and the Indemnified Buyers or between the Indemnified Buyers and any third party)) of any kind or nature whatsoever (collectively, the "Losses") that may be asserted by anyone against the any Indemnified Buyer, or sustained or suffered by any Indemnified Buyer based upon or related to a breach of any representation, warranty, covenant or Agreement made by Seller in this Agreement or in any exhibit, schedule, or certificate delivered thereunder. The obligations of the Seller and the Equity Owners under this Section 13.1 shall survive the Closing for one (1) year following the Closing Date except that the obligation to indemnify against losses incurred by reason of a misrepresentation of the representations contained in Sections 5.3 (relating to the Equity Owners' sole ownership of all equity interests in the Seller), which shall survive in perpetuity and 5.15 (Tax Matters) shall survive until any action by the respective taxing authorities is barred by the relevant statute of limitations.

     13.2 Procedures.
     ----------------
             13.2.1 Claims. A party entitled to indemnification hereunder
                    (together with its affiliates, designees, nominees, successors and assigns, an "Indemnified Party") shall notify the indemnifying party ("Indemnitor") and the Escrow Agent of any claim of such Indemnified Party for indemnification under this Agreement within thirty (30) days of the date on which an executive officer of such Indemnified Party first becomes aware of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the Indemnitor shall be given reasonable access to any documents or properties within the control of the Indemnified Party as may be useful in the investigation of the basis for the claim.

             13.2.2 Third Party Claims.

               (a) In the event any Indemnified Party is entitled to indemnification hereunder based upon a claim asserted by a third party, the Indemnitor shall be given prompt notice thereof, in reasonable detail. The Indemnitor shall have the right (without prejudice to the right of any Indemnified Party to participate at its expense through counsel of its own choosing) undertake, conduct, control, at its expense and through counsel of its own choosing (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld) the settlement or defense of such claim by giving written notice of its intention to do so not later than twenty (20) days following notice of such claim by the Indemnified Party, or such shorter time period as required so that the interests of the Indemnified Party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an Indemnitor and an Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnitor.

               (b) The Indemnified Party shall be entitled to recover from the Indemnitor, on a monthly basis, all reasonable attorney's fees and other costs and expenses incurred in the defense of such claim and the Indemnified Party shall have the right to contest, settle or compromise any claims in the exercise of its sole discretion at the expense of the Indemnitor. The Indemnified Party shall, however, notify the Indemnitor in writing of any settlement or compromise of such claim.

               (c) If the Indemnitor assumes the defense of any such claim, the Indemnitor will promptly reimburse the Indemnified Party for the full amount of any loss resulting from such claim incurred by the Indemnified Party. So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim provided that in the event of any such payment of settlement, the Indemnified Party shall waive any right to indemnity by the Indemnitor.

     13.3 Cooperation.
     -----------------
          The Indemnitor and Indemnified Party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The Indemnified Party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Article 13.2.2 hereof, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this Section 13.3.

     13.4 Limitation on Liability.
     -----------------------------
          Any provision of this Section 13 to the contrary notwithstanding, in no event shall the total obligation under this Section 13 of any Equity Owner exceed such Equity Owner's pro rata share of the Purchaser Price reduced by the amount of the Excluded Liabilities paid prior to or at closing.

     14.   MISCELLANEOUS.

     14.1 Expenses.
     --------------
          Except as otherwise provided hereto, the parties hereto shall each bear its own expenses in connection with the transactions contemplated by this Agreement, including the fees of attorneys, accountants, advisors, brokers, investment bankers and other representatives. The parties agree that any transfer taxes generated as a result of this transaction are included in the Purchase Price and are the sole responsibility of the Seller.

     14.2 Notices and Legal Process.
     -------------------------------
          All notices and other communications and legal process shall be in writing and shall be personally delivered, transmitted by telecopier, telex or cable, or transmitted by postage prepaid, registered or certified mail with return receipt requested or by recognized courier service, as elected by the party giving such notice, addressed as follows:

                  (a)  If to the Seller:
                           Silicon Sensors, L.L.C.
                           305 County Road YZ
                           P.O. Box 330
                           Dodgeville, Wisconsin  53533
                           Attention:  President
                           Fax:   (608) 935-2775
                           E-mail:
                  With copies to:
                           Holland & Knight LLC
                           One Midamerica Plaza, Suite 1000
                           Oakbrook Terrace, Illinois  60181
                           Attention:  David E. Zajicek, Esq.
                           Fax:  (630) 954-2112
                           E-mail:

                  (b) If to the Purchaser or API:
                           Advanced Photonix, Inc.
                           1240 Avenida Acaso
                           Camarillo, California  93102
                           Attention:  President
                           Fax:  (805) 383-4372
                           E-mail:
                  With copies to:
                           Richard D. Kurtz
                           Quantum Compliance Systems
                           2111 Golfside Road
                           Ypsilanti, MI  48197
                           Fax:  (734) 572-8815
                           E-mail:
                                      -and-
                           Dornbush Mensch Mandelstam & Schaeffer, LLP
                           747 Third Avenue
                           New York, NY 10017
                           Attn:  Landey Strongin, Esq.
                           Fax:   (212) 753-7673
                           E-mail:

          Notices shall be deemed to have been given, made and received only when delivered (personally, by facsimile transmission or by courier services such as FedEx, or by other messenger), addressed as set forth above. Any party hereto may change its address for purpose hereof by notice to the other parties hereto.

     14.3 Disclosure.
     ----------------
          Each party shall provide the other a reasonable opportunity for consultation with respect to the text of any press release announcing the execution of this Agreement or the transactions contemplated hereby.

     14.4 Counterparts.
     ------------------
          This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

     14.5 Waiver and Amendment.
     --------------------------
          The parties may by written instrument extend the time for the performance of any of the obligations or other acts of the other hereunder and may waive (i) any inaccuracies of the other in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other, or satisfaction of any of the conditions to its or their obligations, contained in this Agreement or (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other of any of its or their obligations set out herein. Any waiver, amendment or supplement hereof shall be in writing.

     14.6 Entire Agreement.
     ----------------------
          Unless otherwise specifically agreed in writing, this Agreement and the Schedules and Exhibits hereto and the other agreements anticipated hereby represent the entire understanding of the parties with reference to the transactions set forth herein and supersede all prior representations, warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an Agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

     14.7 Binding Agreement.
     -----------------------
          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns except that no party may assign or transfer its rights or obligation sunder this Agreement without the prior written consent of the other parties to this Agreement.

     14.8 Governing Law and Attorneys' Fees.
     ---------------------------------------
          The interpretation and enforceability of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without reference to the conflicts of laws provisions thereof. In the event of any action at law or suit in equity in relation to this Agreement, the prevailing party in each action or suit shall be entitled to receive its attorneys' fees and all other costs and expenses of each suit or action.

     14.9 Submission to Jurisdiction and Venue.
     ------------------------------------------
          The parties hereto hereby irrevocably and unconditionally each:

             14.9.1 submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the State of Wisconsin and its courts and the courts of the United States of America for the Western District of Wisconsin.

             14.9.2 consents that any such action or proceeding shall be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

             14.9.3 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

     14.10 Severability; Construction.
     ---------------------------------
          In the event any provision hereof is determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used. Unless otherwise specifically provided herein, accounting terms shall be given and assigned their usual meaning and effect as defined or used in GAAP.

     14.11 References to Dollars.
     ----------------------------
          All references to "dollars" and "$" shall mean United States dollars.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written:

                                            SILICON SENSORS, INC.


                                            By:  /s/ Richard Kurtz
                                               --------------------------------
                                                     Richard Kurtz, Chairman


                                            ADVANCED PHOTONIX, INC.


                                            By:  /s/ Richard Kurtz
                                               --------------------------------
                                                     Richard Kurtz, Chairman


                                            SILICON SENSORS, L.L.C.


                                            By:  /s/ Jack L. McCook
                                               --------------------------------
                                                     Jack L. McCook, Manager


                                            By: /s/ Paul D. Ludwig
                                               --------------------------------
                                                    Paul D. Ludwig, Manager

The undersigned hereby agrees to serve as Escrow Agent hereunder:

Holland & Knight LLC

By: /s/ Holland & Knight, LLC
   --------------------------------------------



                                                 EQUITY OWNERS

                                                 /s/ Jack L. McCook
                                                -------------------------------
                                                     Jack L. McCook



                                                 /s/ Paul D. Ludwig
                                                -------------------------------
                                                     Paul D. Ludwig

1. DEFINITIONS.                                                       1
   -----------
      1.1      Defined Terms.                                         1
               -------------
      1.2      Other Definitional Provisions; Interpretation.         1
               ---------------------------------------------

2. PURCHASE AND SALE OF THE ACQUIRED ASSETS.                          2
   -----------------------------------------
      2.1      Purchase and Sale.                                     2
               -----------------
      2.2      The Stock Consideration.                               2
               -----------------------
      2.3      Adjustment of the Purchase Price.                      3
               --------------------------------
      2.4      Allocation of Purchase Price.                          3
               ----------------------------
      2.5      Assumption of Assumed Liabilities.                     4
               ---------------------------------

3. THE ESCROW FUND.                                                   4
   ---------------
      3.1      The Escrow Fund.                                       4
               ---------------
      3.2      Uses of the Escrow Fund.                               4
               -----------------------
      3.3      Acceptance of the Escrow.                              4
               ------------------------
      3.4      The Escrow Agent.                                      4
               ----------------

4. CLOSING.                                                           4
   -------
      4.1      Time and Place.                                        4
               --------------
5. REPRESENTATIONS AND WARRANTIES OF SELLER.                          5
   ----------------------------------------
      5.1      Corporate Organization of Seller.                      5
               --------------------------------
      5.2      Subsidiaries.                                          5
               ------------
      5.3      Capitalization of Seller.                              5
               ------------------------
      5.4      Authorization, Etc.                                    5
               -------------------
      5.5      No Violation.                                          6
               ------------
      5.6      Financial Statements.                                  6
               --------------------
      5.7      No Undisclosed Liabilities; Etc.                       6
               --------------------------------
      5.8      Absence of Certain Changes.                            7
               --------------------------
      5.9      Assets Necessary to Conduct Business.                  9
               ------------------------------------
      5.10     Title to Properties; Encumbrances.                     9
               ---------------------------------
      5.11     Leases.                                                9
               ------
      5.12     Customer and Supplier Relations.                      10
               -------------------------------
      5.13     Patents, Trademarks, Trade Names, Etc..               11
               --------------------------------------
      5.14     Business Permits.                                     11
               ----------------
      5.15     Tax Matters.                                          11
               -----------
      5.16     Transactions with Affiliates.                         13
               ----------------------------
      5.17     Contracts and Commitments.                            13
               -------------------------
      5.18     Compliance with Contracts.                            14
               -------------------------
      5.19     Insurance.                                            14
               ---------
      5.20     Labor Relations                                       15
               ---------------
      5.21     Securities Act Compliance.                            15
               -------------------------
      5.22     Litigation.                                           16
               ----------
      5.23     No Condemnation or Expropriation.                     17
               --------------------------------
      5.24     Compliance with Law.                                  17
               -------------------
      5.25     Environmental Protection.                             17
               ------------------------
      5.26     Employee Benefit Plans.                               18
               ----------------------
      5.27     Brokers and Finders.                                  20
               -------------------
      5.28     Consents.                                             20
               --------
      5.29     Books and Records.                                    21
               -----------------

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER.                      21
   -------------------------------------------
      6.1      Corporate Organizations; Etc.                         21
               -----------------------------
      6.2      Authorization, Etc.                                   21
               -------------------
      6.3      No Violation.                                         21
               ------------
      6.4      Approvals of Governmental Authorities.                21
               -------------------------------------
      6.5      True and Complete.                                    22
               -----------------
      6.6      The API Stock.                                        22
               -------------
      6.7      Brokers and Finders.                                  22
              -------------------

7. COVENANTS OF SELLER.                                              22
   -------------------
      7.1      Conduct of Business - Negative Covenants              22
               ----------------------------------------
      7.2      Conduct of Business - Affirmative Covenants.          24
               -------------------------------------------
      7.3      Access to Information and Personnel.                  25
               -----------------------------------
      7.4      Estoppel Certificates and Landlord Consents           26
               -------------------------------------------
      7.5      Confidentiality.                                      26
               ---------------
      7.6      Statement of Lender.                                  26
               -------------------
      7.7      No Solicitation.                                      26
               ---------------
      7.8      Best Efforts.                                         26
               ------------
      7.9      Tax Returns.                                          27
               -----------
      7.10     Payment of Excluded Liabilities.                      27
               -------------------------------

8. COVENANTS OF PURCHASER; GUARANTY OF API.                          27
   ---------------------------------------
      8.1      Confidentiality.                                      27
               ---------------
      8.2      Best Efforts.                                         27
               ------------
      8.3      Employees of Seller.                                  27
               -------------------
      8.4      Guaranty of API.                                      27
               ---------------
      8.5      Accrued Bonuses.                                      28
               ---------------

9. CONDITIONS TO CLOSING.                                            28
   ---------------------
      9.1      Conditions Precedent to the Performance of the Purchaser.    28
               --------------------------------------------------------
      9.1.1    Compliance with this Agreement.                       28
               ------------------------------
      9.1.2    Approvals.                                            28
               ---------
      9.1.3    No Material Adverse Effect.                           28
               --------------------------
      9.1.4    [Intentionally Omitted].                              29
               -----------------------
      9.1.5    No Injunction.                                        29
               -------------
      9.1.6    Consents and Approvals.                               29
               ----------------------
      9.1.7    Employment Agreements.                                29
               ---------------------
      9.1.8    Consulting Agreement.                                 29
               --------------------
      9.1.9    Non Compete Agreements.                               29
               ----------------------
      9.1.10    No Litigation.                                       30
               -------------
      9.1.11    Approval of Documentation.                           30
               -------------------------
      9.2      Conditions Precedent to Seller's Performance.         30
               --------------------------------------------
      9.2.1    Compliance with This Agreement.                       30
               ------------------------------
      9.2.2    Approvals.                                            30
               ---------
      9.2.3    Employment Agreement.                                 31
               --------------------
      9.2.4    Consulting Agreement.                                 31
               --------------------
      9.2.5    Non-Compete Agreement.                                31
               ---------------------
      9.2.6    Stock Option Agreements.                              31
               -----------------------
      9.2.7    [Intentionally Omitted].                              31
               -----------------------
      9.2.8    Approval of Documentation.                            31
               -------------------------
      9.2.9    Absence of Legal Challenge.                           31
               --------------------------

10. DELIVERIES AT CLOSING.                                           31
    ---------------------
      10.1     Seller Obligations.                                   31
               ------------------
      10.2     Obligations of the Purchaser.                         32
               ----------------------------

11. POST CLOSING OBLIGATIONS.                                        33
    ------------------------
      11.1     Change of Names.                                      33
               ---------------
      11.2     Cooperation in Post-Closing Audit.                    33
               ---------------------------------
      11.3     Further Cooperation.                                  33
               -------------------
      11.4     Notification.                                         33
               ------------

12. TERMINATION.                                                     33
    -----------
      12.1     Termination.                                          33
               -----------
      12.2     Effect of Termination.                                34
               ---------------------
      12.2.1   Breach  By the Seller.                                34
               ---------------------
      12.2.2   Breach By the Purchaser.                              34
               -----------------------
      12.2.3   Other Terminations.                                   34
               ------------------
      12.3     Procedure Upon Termination.                           35
               --------------------------

13. INDEMNIFICATION.                                                 35
    ---------------
      13.1     Indemnification.                                      35
               ---------------
      13.2     Procedures.                                           35
               ----------
      13.2.1   Claims.                                               35
               ------
      13.2.2   Third Party Claims.                                   36
               ------------------
      13.3     Cooperation.                                          36
               -----------
      13.4     Limitation on Liability.                              37
               -----------------------

14. MISCELLANEOUS.                                                   37
    -------------
      14.1     Expenses.                                             37
               --------
      14.2     Notices and Legal Process.                            37
               -------------------------
      14.3     Disclosure.                                           38
               ----------
      14.4     Counterparts.                                         38
               ------------
      14.5     Waiver and Amendment.                                 38
               --------------------
      14.6     Entire Agreement.                                     38
               ----------------
      14.7     Binding Agreement.                                    39
               -----------------
      14.8     Governing Law and Attorneys' Fees.                    39
               ---------------------------------
      14.9     Submission to Jurisdiction and Venue.                 39
               ------------------------------------
      14.10    Severability; Construction.                           39
               --------------------------
      14.11    References to Dollars.                                39
               ---------------------

                                  EXHIBIT LIST

3.1          Escrow Agreement (omitted)
9.1.7        Form of Employment Agreement (omitted)
9.1.8        Form of Consulting Agreement (omitted)
9.1.9        Form of Non Compete Agreements (omitted)
9.2.6        Form of Stock Option Agreements (omitted)


                                    SCHEDULES

1.1          Definitions
2.1          Assumed Liabilities (omitted)
2.3A         Computation of Seller's July 31, 2002 Net Working Capital (omitted)
2.3B         Certain Matters Relating to Dispute Resolution of Adjustment Amount
2.4          Allocation of Purchase Price (omitted)
5.1.2        Officers and Directors of Seller (omitted)
5.3          Equity Owners of Seller (omitted)
5.7          Obligations Not Disclosed on Unaudited Balance Sheet (omitted)
5.8          Certain Changes (omitted)
5.11.1       Leases (omitted)
5.11.3       Work on Leased Premises (omitted)
5.12         Customers and Suppliers (omitted)
5.15.        Taxes, Assessments and Deficiencies (omitted)
5.16         Transactions with Affiliates (omitted)
5.17.        Contracts and Commitments (omitted)
5.19.1       Insurance Policies (omitted)
5.19.2       Group Insurance Policies (omitted)
5.20         Labor Matters (omitted)
5.22         Litigation (omitted)
5.25         Environmental Matters (omitted)
5.26         Employee Benefit Plans (omitted)
5.27         Brokers and Finders (omitted)
6.5          Purchaser's Exchange Act Documents (omitted)
9.1.6        Required Consents (omitted)

                                  SCHEDULE 1.1

                                  DEFINED TERMS

          As used in this Agreement, the following terms should have the following meanings:

          "Acquired Assets" means all of the assets of the Seller of any kind, including, without limitation, the corporate name, all copyrights, trademarks and other intellectual properties, all contractual rights under the Leases and the Contracts, all accounts receivable, all Inventory, all prepaid expenses, all real and personal property and equipment, all licenses, permits or approvals issued by a Governmental Authority, all business records relating to product development, marketing and sales, all rights of action and all other property whether tangible or intangible, except (i) Seller's interest in this Agreement and in the consideration to be paid for the Acquired Assets hereunder, and (ii) all cash on hand or in bank accounts.

          "Adjustment Amount" shall have the meaning set forth in Section 3.1 hereof.

          "Affiliate" means, as to any Person, a Person controlling, controlled by or under common control with such Person.

          "Agreement" means this Agreement, as amended, supplemented or otherwise modified from time to time.

          "Anniversary" means the first anniversary of the Effective Date as set forth in Section 2.2.2.

          "API" means Advanced Photonix, Inc., a Delaware corporation and the sole stockholder of Purchaser.

          "API Stock" means the Class A Common Stock of API, par value $.001.

          "API Stock Price" means the numerical average of the closing prices for the API Stock on the American Stock Exchange on the ten consecutive Trading Days ending on the second to last Business Day prior to the Closing Date.

          "Approvals" has the meaning set forth in Section 5.14.

          "Assumed Liabilities" means the current liabilities of Seller incurred in the ordinary course of business and set forth on Schedule 2.1 as such Exhibit shall be amended and made current as of the Closing Date and the Seller's obligation under its executory contracts assumed hereunder, but excluding the Excluded Liabilities.

          "Balance Sheet Date" means May 31, 2002.

          "Business Day" means a day of the year on which banks are not permitted or authorized to close in New York City.

          "Cash Consideration" means the amount of One Million Four Hundred Seventy-Five Thousand ($1,475,000.00) Dollars.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Closing" has the meaning set forth in Section 4.1.

          "Closing Balance Sheet" shall mean the balance sheet of the assets and liabilities acquired by Purchaser as anticipated hereby, as of the Closing Date, audited by Purchaser's Independent Auditor pursuant to Section 3.1 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder.

          "Common Control Entity" has the meaning set forth in Section 5.26.1.

          "Consulting Agreement" means the consulting agreement to be entered into between Purchaser and Jack McCook described in Section 9.1.8.

          "Contracts" has the meaning set forth in Section 5.17.

          "Contractual Obligation" means as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Effective Date" means the date upon which the Effective Time occurs.

          "Effective Time" means the time at which the Closing is completed.

          "Employment Agreement" means the employment agreement between Purchaser and Paul Ludwig described in Section 9.1.7.

          "Employment Plans" has the meaning set forth in Section 5.26.1.

          "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, judgments, decrees, orders, consent agreements, (including common laws), licenses, rules or regulations pertaining to environmental protection, health or safety matters, including without limitation those arising under the Resource Conservation and Recovery Act, as amended, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control act, those relating to the disposition of hazardous materials, or any state or local analogue.

          "Equity Owners" are the record and beneficial owners of all equity interests (as members or otherwise) in Seller.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

          "Escrow Agent" means Holland & Knight LLC in its capacity as Escrow agent.

          "Escrow Agreement" means the Escrow Agreement, in substantially the form annexed as Exhibit 3.1, to be entered into at Closing among Purchaser, the Seller and the Escrow Agent, pursuant to Section 3.1 hereof.

          "Escrow Fund" means the portion of the Purchase Price equal to $150,000 to be delivered by Purchaser to the Escrow Agent at the Closing pursuant to Section 2.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Excluded Liabilities" means all obligations of Seller (i) to Associated Bank N.A.; (ii) to Robert L. Bachner relating to an original seller financing note of Seller referred to as Subordinated Debt and as Deferred Payment on Seller's Unaudited Balance Sheet; (iii) note payable to Seller's member, Jack L. McCook; and (iv) note payable to Alliant Utilities.

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority" means any nation, state, county, local or other governmental authority or any political subdivision thereof and any federal, state, county, local or foreign entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials" means any (i) "hazardous substance," "waste," "pollutants," or "contaminant" (as defined in Sections 101(14),(33) of the CERCLA or the regulations issued pursuant to Section 102 of CERCLA and found at 40 C.F.R. ss.302), including any element, compound, mixture, solutions, or substance that is or may be designated pursuant to Section 102 of CERCLA; (ii) substance that is or may be designated pursuant to
     Section 311(b)(2)(A) of the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss.1251, 1321(b)(2)(A) ("FWPCA"); (iii) hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901, 6921) ("RCRA"); (iv) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA; (v) toxic pollutant that is or may be listed under Section 307(a) of FWPCA; (vi) hazardous air pollutant that is or may be listed under Section 112 of the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401, 7412); (vii) asbestos, asbestos-containing material, or urea formaldehyde or material that contains it; and (viii) waste oil and other petroleum products.

          "IRS" means the Internal Revenue Service.

          "Inventory" means all inventory owned by Seller, whether on order from Seller's suppliers, raw materials, work-in-process, finished products or in process of being delivered to Seller's customers (Purchaser acknowledges that Seller has advised it does not have title to inventory being delivered.)

          "Landlords" means the parties signatory as Landlords to the Leases.

          "Lender" means Associated Bank, NA in its capacity as lender under the Seller's Loan Agreement dated April 1, 2002.

          "Leases" has the meaning set forth in Section 5.11.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest or agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

          "Material Adverse Effect" means for a specified party, a material adverse effect on (a) the business, operations, property, condition, or prospects of the specified party and its Subsidiaries taken as a whole, (b) the ability of the specified party to perform its material obligations under this Agreement, or (c) the validity or enforceability against the specified party of this Agreement or the rights or remedies of any other party hereunder to such an extent that such other party would be deprived of the practical realization of the benefits contemplated by this Agreement to be derived by such other party from this Agreement and the transactions expressly referenced in this Agreement, including the exhibits to this Agreement; provided, however, that the existence of a Material Adverse Effect shall be deemed not to include (x) the adverse impact, if any, of changes in laws, rules, regulations, interpretations or other promulgations of any Governmental Authority, or changes in GAAP, regulatory accounting requirements and market conditions applicable to companies in the same line of business as the specified party, or (y) the impact of the fees and expenses of all counsel, accountants and financial advisors, and the other costs and expenses reasonably incurred by the specified party, this Agreement and the transactions referenced in this Agreement and the exhibits to this Agreement.

          "Multiemployer Plans" has the meaning set forth in Section 5.26.1.

          "Net Working Capital of Seller" means on the Computation Date, the amount by which consolidated Current Assets of Seller exceeds consolidated Current Liabilities of Seller as at the date on which such computation is made. The terms "Current Assets" and "Current Liabilities" shall have the meanings ascribed to them under GAAP, as applied to the financial statements consistent with past practices reflected in the historical financial statements of Seller, and all computations to be made hereunder shall be made in accordance with GAAP, and shall include a reasonable allowance for normal year-end adjustments, if any, on a basis consistent with the historical practices of Seller, provided, however, that "Cash" (including cash on hand and cash in bank accounts) shall be excluded from "Current Assets," and any current portion of any Excluded Liabilities shall be deducted from the computation of "Current Liabilities."

          "NLRB" means the U.S. National Labor Relations Board.


          "Non Compete Agreement" means the non compete agreement to be entered into between API and Jack L. McCook described in Section 9.1.9.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" has the meaning set forth in Section 5.27.1.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plans" has the meaning set forth in Section 5.27.1.

          "Purchase Price" means the total price of One Million Seven Hundred Thousand ($1,700,000.00) Dollars, plus or minus the Adjustment Amount.

          "Purchaser's Counsel" means Dornbush Mensch Mandelstam & Schaeffer, LLP, New York, New York.

          "Purchaser's Independent Auditors" shall mean Farber & Hass, LLP, certified public accountants or such other firm of certified public accountants as the Purchaser may designate.

          "Requirement of Law" means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Rule 144" means Rule 144, promulgated under the Securities Act, as in effect at the date hereof.

          "Seller Financial Statements" has the meaning set forth in Section
     5.6.

          "Seller Unaudited Financial Statements" has the meaning set forth in
     Section 5.6.

          "Seller's Counsel" shall mean Holland & Knight LLC, Oakbrook Terrace, Illinois.

          "Seller's Independent Auditor" means Virchow, Krause & Company, LLP.


          "SEC" means the United States Securities and Exchange Commission.


          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Shares" means the shares of API Stock, if any, delivered as the Stock Consideration.

          "Stock Consideration" shall have the meaning set forth in Section 2.2 hereof.

          "Subsidiary" means any Person of which shares of stock or other ownership interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries.

          "Tangible Property" means as to any Person, the plant, machinery, equipment, leasehold improvements, vehicles, and structures of such Person and related capitalized items and other tangible property material to the business of such Person.

          "Taxes" shall mean all foreign, federal, state, county, local and other taxes, levies, impositions, deductions, charges and withholdings, including, without limitation, income or franchise taxes or other taxes imposed on or with respect to net income or capital gain, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, withholding, payroll, employment, excise or property taxes, and shall include any interest, penalties or additions thereto.

          "Tax Returns and Statements" has the meaning set forth in Section 5.15.1.

          "Trading Day" means a day on which the API Stock is actually traded on the American Stock Exchange.

          "Unaudited Balance Sheet" means the unaudited balance sheets of the Seller as at May 31, 2002 previously delivered to Purchaser pursuant to
     Section 5.7.

          "Unit" means a Unit of the equity capital of Seller.

          "Welfare Plan" has the meaning set forth in Section 5.26.1.

          "Wisconsin Law" means the Wisconsin Corporation and Limited Liability Company Law.

                                  SCHEDULE 2.3B

                           CERTAIN MATTERS RELATING TO
                     DISPUTE RESOLUTION OF ADJUSTMENT AMOUNT

     Section 2.3 of the Agreement provides that the "Adjustment Amount" be computed from the audited financial statements at the Closing Date, which are to be prepared by Purchaser's Independent Auditor within sixty (60) days after the Closing, and that any payments required by said Section 2.3, either from the Purchaser to the Seller or from the Seller to the Purchaser, be made within five
(5) days after such computation is completed.

     The foregoing, notwithstanding, the Seller shall have the right, to be exercised by written notice to the Purchaser prior to the expiration of such five (5) day period, to extend such period for payment for an additional fifteen
(15) days to permit Seller's Independent Auditor to review such computation (including the components of such audited balance sheet) to determine whether it concurs or disagrees with the amount of the Adjustment Amount so computed.

     In the event the Seller and its Independent Auditor disagree with the computation of the Adjustment Amount, it shall so notify the Purchaser, in writing, within such fifteen (15) day period. In such case, the Seller and the Purchaser, and their respective Independent Auditors, shall endeavor in good faith to reconcile or compromise their differences and agree to an Adjustment Amount.

     In the event the Purchaser and the Seller, and their respective Independent Auditors, fail to reach agreement on the Adjustment Amount within such second fifteen (15) day period, a third firm of independent certified public accountants shall be selected by agreement between Seller's Independent Auditor and Purchaser's Independent Auditor to act as arbitrator of the dispute. The parties agree that such arbitration shall be in the form of "baseball" arbitration - that is, that the arbitrator's authority shall be limited to selecting from between the last, best offer from the Seller and the last, best offer from the Purchaser, and shall have no authority to compromise or otherwise determine any other amount as the Adjustment Amount. Such arbitrator shall be instructed to deliver its decision within thirty (30) days of the time the matter has been presented to it.

     Each party shall bear its own costs in the foregoing procedure, including the fees of its respective Independent Auditor; provided, however, that in the event the arbitration provisions of the preceding paragraph are invoked, the party losing such arbitration will be responsible for all costs of the arbitrator, including all fees of the arbitrator and all fees and expenses of the other party's Independent Auditor in conducting such arbitration proceeding.